Flotek Industries
8846 N. Sam Houston Pkwy W., Suite 150
Houston, Texas 77064
(713)-849-9911
www.flotekind.com

FLOTEK ANNOUNCES SECOND QUARTER 2020 EARNINGS RESULTS

Adjusted EBITDA Loss Narrows
Maintains Strong Balance Sheet
Launch of Premium-Grade Sanitizer Operations

HOUSTON, August 5, 2020 – Flotek Industries, Inc. ("Flotek" or the "Company") (NYSE: FTK) today announced results for the three months and full year ended June 30, 2020. As a result of the Company's recent acquisition of JP3 in May, Flotek is presenting its results as two reported segments: Chemistry Technologies and Data Analytics.

John W. Gibson, Jr., Chairman, President, and Chief Executive Officer, stated: "The oil and gas market is experiencing unprecedented disruption. We continue to face challenges related to the oversupply of crude oil and the global health crisis, which has led to a sharp reduction in prices and limitations of storage capacity. As we look forward, we continue to transform our long-term strategy and adapt to an evolving environment. We remain focused on our digital transformation through our recent acquisition of JP3, a leading data and analytics technology company, which diversifies our revenue stream and better serves our customers amidst accelerating digital transformation in the energy industry. Our near-term growth opportunities in our Data Analytics segment include continued acceleration of our Data-as-a-Service (DaaS) product offerings and expansion of our reach into international markets. Additionally, the recent launch of our premium-grade sanitizer operations exemplifies how we are adapting and reallocating our existing chemistries and production capabilities to new business that will drive greater returns."

Second Quarter Financial Results

Effective April 1, 2020, Flotek's Energy Chemistry Technologies segment has been renamed the Chemistry Technologies segment and also includes the Company's recently launched sanitizer operations. Flotek's second segment, Data Analytics, was created in conjunction with the acquisition of JP3 Measurement, LLC ("JP3"). Second quarter results for the Data Analytics segment only include JP3 business operations after May 18, 2020, the date of the acquisition, through the end of the quarter.

- Flotek generated second quarter 2020 consolidated revenue of $8.9 million for three months ended June 30, 2020 compared to $34.7 million in the second quarter 2019 and declined 54.3% from $19.4 million on a sequential basis. Consolidated revenue continues to be impacted by a volatile macro-environment for U.S. onshore drilling and completion activity, further impacted by global economic events, as well as concerns related to COVID-19 pressuring productivity and customer demand.
- Reported a loss from continuing operations for the second quarter 2020 of $9.6 million, or a loss of $0.14 per diluted share, compared to a loss from continuing operations in the second quarter 2019 of $12.8 million, or a loss of $0.22 per diluted share. The loss of $9.6 million included a $0.6 million gain on lease termination related to the termination of the corporate headquarters lease.
- Consolidated operating expenses (excluding depreciation and amortization) were $11.6 million in the second quarter 2020, down 69.5% from $38.1 million in the same period last year, primarily reflecting lower fixed and variable costs.
- Corporate general and administrative expenses for the second quarter of 2020 were $5.4 million compared to $6.1 million for the second quarter of 2019.
- Adjusted EBITDA for the second quarter 2020 was a loss of $6.8 million which narrowed from the loss of $9.4 million during the second quarter of 2019 driven by headcount and expense reductions

Flotek Industries
8846 N. Sam Houston Pkwy W., Suite 150
Houston, Texas 77064
(713)-849-9911
www.flotekind.com

in freight, equipment rentals, and travel & entertainment. Although revenue fell sequentially by 54.3%, Flotek's progress in cost reduction resulted in adjusted EBITDA decreasing by only 4.0% sequentially.

The Company expects to delay the filing of its second quarter 2020 Form 10-Q, as the Company may need to make adjustments in previously issued financial statements to the classification on the statements of cash flows related to the sale of Florida Chemical Company to Archer-Daniels-Midland in February 2019 and related escrow account. The Company is working diligently to finish its review and file the Form 10-Q by August 17, 2020. The Company currently does not anticipate any impact from this adjustment on its overall cash position or statement of operations for fiscal year 2020 or prior periods.

Balance Sheet and Liquidity

As of June 30, 2020, the Company had cash and equivalents of $59.9 million. As previously disclosed, on April 16, 2020, the Company received a $4.8 million loan and JP3 received a $0.9 million loan, both pursuant to the Paycheck Protection Program administered by the United States Small Business Administration as part of the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act").

Additionally, in the first quarter of 2020, Flotek recorded an income tax provision of $6.1 million pursuant to the CARES Act extended net operating loss ("NOL") carryback provisions and has a remaining NOL as of December 31, 2019 of approximately $49.7 million which is fully covered by a valuation allowance.

In response to the pandemic and the volatile oil and gas market environment, the Company has taken numerous actions over the past two quarters to increase its financial flexibility and preserve liquidity, including reducing headcount, decreasing compensation for executive officers and the Board of Directors, and cutting back discretionary spending.

Premium-Grade Sanitizer Operations

Last quarter, Flotek utilized its existing chemical production capabilities and facilities to begin producing high-quality sanitizers, which it initially donated to local communities, including first responders, hospitals, schools, homeless shelters and senior residential communities during the first half of the year.

Driven by increased demand for high-quality sanitizer products and long-term commercial opportunities, in the second quarter, Flotek launched a commercial line of premium-grade, U.S. Food and Drug Administration-registered sanitizers and disinfectants for commercial and personal consumer use.

The new commercial product line enables Flotek to diversify its business model, while leveraging its expertise in specialty chemistry, ISO-certified manufacturing, supply chain management and research, along with its historic consumer market experience. Products, which include hand and surface sanitizers, target growth opportunities across diverse sectors including hospitals, travel and hospitality, food services, e-commerce and retail, sports and entertainment and other industrial and commercial markets.

Results for sanitizer operations are reported as a part of the Chemistry Technologies segment.

JP3

As previously announced, in May, Flotek acquired 100% ownership of JP3, an equipment and data company that automates real-time data and analytics to the energy industry to maximize the value of their hydrocarbons. The transaction was valued at $36.6 million, comprised of $25 million in cash and 11.5 million shares in Flotek, with the potential for a $5 million earnout based on the future share price of Flotek. In July, JP3 finalized its joint sales and marketing agreement with Phillips 66 to launch a data

Flotek Industries
8846 N. Sam Houston Pkwy W., Suite 150
Houston, Texas 77064
(713)-849-9911
www.flotekind.com

service solution aimed at providing significant savings to refined fuels producers, transporters, and distribution of terminal operations.

Results for JP3 operations are reported in the Data Analytics segment after May 18, 2020, the date of the acquisition.

Leadership Updates

Flotek has announced several changes within its executive leadership team.

- Michael E. Borton recently joined as Chief Financial Officer (CFO). Mr. Borton was previously CFO at Dynasty Sports and Entertainment, a data and analytics sports and entertainment technology company, and prior served as CFO for multiple SaaS and technology companies.
- Effective June 22, 2020, TengBeng Koid joined in a newly created role as President of Global Business, where he oversees domestic and international business development strategy for both the Chemistry Technologies and Data Analytics segments of Flotek. In this role, Mr. Koid is also responsible for accelerating the JP3 DaaS transition and opening doors to new markets.
- Finally, Flotek is pleased to promote Ryan Ezell, Ph. D, in a newly created role as President of Chemistry Technologies. Previously, Dr. Ezell was Senior Vice President of Operations of Flotek.

These leadership changes exemplify how Flotek is positioning itself towards future growth.

Conference Call Details

Flotek will host a conference call on Thursday, August 6, 2020, at 9:00 AM CT (10:00 AM ET) to discuss its operating results for the three months ended June 30, 2020. To participate in the call, participants should dial 888-390-3983 approximately five minutes prior to the start of the call. The call can also be accessed from Flotek's website at www.flotekind.com.

About Flotek Industries, Inc.

Flotek empowers the energy industry to maximize the value of their hydrocarbon streams and improve return on invested capital through data-driven platforms and chemistry technologies. Flotek serves downstream, midstream and upstream customers, both domestic and international. Flotek is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol "FTK." For additional information, please visit Flotek's web site at www.flotekind.com.

Forward-Looking Statements

Certain statements set forth in this press release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.'s business, financial condition, results of operations and prospects. Words such as will, continue, expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release. Although forward-looking statements in this press release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Further information about the risks and uncertainties that may impact the Company are set forth in the Company's most recent filing with the Securities and Exchange Commission on Form 10-K (including, without limitation, in the "Risk Factors" section thereof), and in the Company's other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release. Inquiries, contact: Danielle Allen Senior Vice President, Global Communications & Technology Commercialization E: DAllen@flotekind.com P: (713) 726-5322

Flotek Industries
8846 N. Sam Houston Pkwy W., Suite 150
Houston, Texas 77064
(713)-849-9911
www.flotekind.com

Flotek Industries, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended			Six Months Ended	
	6/30/2020	6/30/2019	3/31/2020	6/30/2020	6/30/2019
Revenue	$ 8,880	$ 34,692	$ 19,416	$ 28,296	$ 77,949
Costs and expenses:					
Operating expenses (excluding depreciation and amortization)	11,632	38,121	22,841	34,473	82,089
Corporate general and administrative	5,395	6,054	4,493	9,888	13,335
Depreciation and amortization	468	2,119	2,191	2,659	4,379
Research and development	1,638	2,076	2,555	4,193	4,360
(Gain) loss on disposal of long-lived assets	(22)	(4)	(33)	(55)	1,093
Impairment of fixed and long-lived assets	-	-	57,454	57,454	-
Total costs and expenses	19,111	48,366	89,501	108,612	105,256
Loss from operations	(10,231)	(13,674)	(70,085)	(80,316)	(27,307)
Other (expense) income:					
Gain on Lease Termination	576	-	-	576	-
Interest expense	(16)	(16)	(4)	(20)	(2,013)
Other (expense) income, net	78	693	(47)	31	800
Total other (expense) income	638	677	(51)	587	(1,213)
Loss before income taxes	(9,593)	(12,997)	(70,136)	(79,729)	(28,520)
Income tax benefit	32	192	6,169	6,201	503
Loss from continuing operations	(9,561)	(12,805)	(63,967)	(73,528)	(28,017)
Income (loss) from discontinued operations, net of tax	-	(1,608)	-	-	44,466
Net (loss) income	(9,561)	(14,413)	(63,967)	(73,528)	16,449
Basic earnings (loss) per common share:					
Continuing operations	$ (0.14)	$ (0.22)	$ (1.07)	$ (1.17)	$ (0.48)
Discontinued operations, net of tax	-	(0.03)	-	-	0.76
Basic earnings (loss) per common share	$ (0.14)	$ (0.25)	$ (1.07)	$ (1.17)	$ 0.28
Diluted earnings (loss) per common share:					
Continuing operations	$ (0.14)	$ (0.22)	$ (1.07)	$ (1.17)	$ (0.48)
Discontinued operations, net of tax	-	(0.03)	-	-	0.76
Diluted earnings (loss) per common share	$ (0.14)	$ (0.25)	$ (1.07)	$ (1.17)	$ 0.28
Weighted average common shares:					
Weighted average common shares used in computing basic earnings (loss) per common share	66,035	58,608	59,836	62,828	58,491
Weighted average common shares used in computing diluted earnings (loss) per common share	66,035	58,608	59,836	62,828	58,491

(1) Results of the Company's Consumer and Industrial Chemistry Technologies ("CICT") segment are presented as discontinued operations for all periods.
(2) Prior periods presented for 2019 have been adjusted to reflect revisions to results determined not to be material to those prior periods.

Flotek Industries, Inc. Unaudited Condensed Consolidated Balance Sheets (in thousands, except share data) June 30, 2020 December 31, 2019 ASSETS Current assets: Cash and cash equivalents 59,926 $ 100,575 Restricted cash 664 663 Accounts receivable, net of allowance for doubtful accounts of $1,383 and $1,527 at June 30, 2020 and December 31, 2019, respectively 8,108 15,638 Inventories, net 23,338 23,210 Income taxes receivable 6,846 631 Other current assets 2,407 13,191 Total current assets 101,289 153,908 Property and equipment, net 8,017 39,829 Operating lease right-of-use assets 2,422 16,388 Goodwill 17,522 — Deferred tax assets, net 152 152 Other intangible assets, net 12,777 20,323 Other long-term assets 17 — TOTAL ASSETS $ 142,196 $ 230,600 LIABILITIES AND STOCKHOLDERS' & EQUITY Current liabilities: Accounts payable $ 7,877 $ 16,231 Accrued liabilities 10,474 24,552 Income taxes payable 12 — Current portion of long-term debt 2,527 — Current portion of operating lease liabilities 654 486 Current portion of finance lease liabilities 57 55 Total current liabilities 21,601 41,324 Long-term debt, less current portion 3,144 — Deferred revenue, long-term 111 — Long-term operating lease liabilities 8,497 16,973 Long-term finance lease liabilities 127 158 Deferred tax liabilities, net 11 116 Total liabilities 33,491 58,571 Stockholders' Equity: Preferred stock, $0.0001 par value, 100,000 shares authorized; no shares issued and outstanding — — Common stock, $0.0001 par value, 140,000,000 shares authorized; 77,626,135 shares issued and 73,166,719 shares outstanding at June 30, 2020; 63,656,897 shares issued and 59,511,416 shares outstanding at December 31, 2019 7 6 Additional paid-in capital 357,980 347,564 Accumulated other comprehensive income 51 181 Retained earnings (accumulated deficit) (215,767) (142,238) Treasury stock, at cost; 4,459,416 and 4,145,481 shares at June 30, 2020 and December 31, 2019 respectively (33,566) (33,484) Total stockholders' equity 108,705 172,029 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY $ 142,196 $ 230,600 (1) Results of the Company’s Consumer and Industrial Chemistry Technologies (“CICT”) segment are presented as discontinued operations for all periods. (2) Prior periods presented for 2019 have been adjusted to reflect revisions to results determined not to be material to those prior periods.

Flotek Industries
8846 N. Sam Houston Pkwy W., Suite 150
Houston, Texas 77064
(713)-849-9911
www.flotekind.com

Flotek Industries, Inc.
Unaudited Reconciliation of Non-GAAP Items and Non-Cash Items Impacting Earnings
(in thousands)

GAAP Loss from Continuing Operations and Reconciliation to Adjusted EBITDA (Non-GAAP)

	Three Months Ended			Six Months Ended	
	6/30/2020	6/30/2019	3/31/2020	6/30/2020	6/30/2019
Loss from Continuing Operations (GAAP)	$ (9,561)	$ (12,805)	$ (63,967)	$ (73,528)	$ (28,017)
Interest Expense	16	16	4	20	2,013
Interest Income	12	(685)	(269)	(257)	(912)
Income Tax Benefit	(32)	(192)	(6,169)	(6,201)	(503)
Depreciation and Amortization	468	2,119	2,191	2,659	4,379
Impairment of Fixed and Long Lived Assets	-	-	57,454	57,454	-
EBITDA (Non-GAAP)	$ (9,097)	$ (11,547)	$ (10,756)	$ (19,853)	$ (23,040)
Stock Compensation Expense	1,059	1,213	462	1,521	1,669
Severance and Retirement	1,227	356	1,538	2,765	2,077
M&A Transaction Costs	498	-	-	498	-
Inventory Step-Up	155	-	-	155	-
Shareholder-Related Activities	-	71	-	-	652
Operations Related Contract Termination	-	500	-	-	-
(Gain) loss on Disposal of Assets	(22)	(4)	(33)	(55)	1,093
Gain on Lease Termination	(576)	-	-	(576)	-
Inventory Write-Down	-	-	1,468	1,468	-
Supply Chain Contract Commitment	-	-	825	825	-
Adjusted EBITDA (Non-GAAP)	$ (6,756)	$ (9,411)	$ (6,496)	$ (13,252)	$ (17,549)

(1) Management believes that adjusted EBITDA for the three and six months ended June 30, 2020 and June 30, 2019, and the three months ended March 31, 2020, is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods. Management views the expenses noted above to be outside of the Company's normal operating results. Management analyzes operating results without the impact of the above items as an indicator of performance, to identify underlying trends in the business and cash flow from continuing operations, and to establish operational goals.

2) Results of the Company's Consumer and Industrial Chemistry Technologies ("CICT") segment are presented as discontinued operations for all periods.

(3) Prior periods presented for 2019 have been adjusted to reflect revisions to results determined not to be material to those prior periods.

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